Exhibit 99.1

10990 Roe Avenue

Overland Park, KS 66211-1213

(913) 696-6100

(913) 696-6116 FAX

NEWS RELEASE

YELLOW CORPORATION

October 1, 2003

For Immediate Release

YELLOW CORPORATION TO HOST ANALYSTS MEETING

OVERLAND PARK, KAN. — Yellow Corporation (NASDAQ: YELL), will host an analysts meeting at its world headquarters on Friday, October 3, 2003. The meeting, which will begin at 1 p.m. EDT, can be accessed either through the internet or by dial-in. Bill Zollars, Chairman, President and CEO of Yellow Corporation, and Jim Staley, President and CEO of Roadway Corporation, are scheduled to present, along with other members of Yellow senior management.

A live audio webcast of our strategic direction and financial update discussions can be accessed on our website, www.yellowcorp.com, or at: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=yell&script=1010&item_id=788946. Presentations will be available for 30 days on these websites. The audio portion of the presentations can also be accessed live by dialing 1.888.609.3912.

Yellow Corporation, a Fortune 500 company, is a holding company that through wholly-owned operating subsidiaries offers its customers a wide range of asset and non-asset-based transportation services integrated by technology. Its largest subsidiary, Yellow Transportation, offers a full range of regional, national and international services for the movement of industrial, commercial and retail goods. Meridian IQ is a non-asset global transportation management company that plans and coordinates the movement of goods worldwide. Yellow Technologies provides innovative technology solutions and services exclusively for Yellow Corporation companies. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 23,000 people.

Analyst Contact:	Stephen Bruffett
Yellow Corporation
913.696.6108
steve.bruffett@yellowcorp.com

Media Contact:	Suzanne Dawson
Linden Alschuler & Kaplan
212.329.1420
sdawson@lakpr.com